UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

June 20, 2017

Date of Report (Date of earliest event reported)

SYNAPTICS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-49602	77-0118518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1251 McKay Drive

San Jose, California 95131

(Address of Principal Executive Offices) (Zip Code)

(408) 904-1100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

Synaptics Incorporated (the “Company”) is disclosing under Item 7.01 of this Current Report on Form 8-K the information contained in Exhibit 99.1, which information is incorporated by reference herein. The information contained in Exhibit 99.1 is an excerpt derived from a preliminary confidential offering memorandum that is being disseminated solely to qualified institutional buyers in connection with the Company’s offering of up to $500 million aggregate principal amount of convertible senior notes due 2022 (the “Notes”) pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the offered securities, nor shall there be any sales of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On June 20, 2017, the Company announced that it intends to offer and sell, subject to market and other conditions, the Notes in a private placement transaction pursuant to Rule 144A under the Securities Act. The Company expects to use the net proceeds from the sale of the Notes to: (i) pay off approximately $123.8 million outstanding under, and terminate, its term loan facility, (ii) repurchase up to $100.0 million aggregate amount of shares of its common stock pursuant to its previously authorized common stock repurchase program, and (iii) together with available cash and borrowings under its revolving credit facility, fund the cash portion of its previously announced pending acquisitions of Conexant Systems, LLC, a technology leader in audio and voice processing solutions for the smart home (the “Conexant Acquisition”), and the assets of Multimedia Solutions Business of Marvell Technology Group (NASDAQ: MRVL), a leader in the advanced media (video and audio) processing technology for the smart home (the “Marvell Business Acquisition,” and together with the Conexant Acquisition, the “Pending Acquisitions”). As previously announced, the Pending Acquisitions are expected to close in the third calendar quarter of 2017, subject to customary closing conditions, including regulatory clearance with respect to the Conexant Acquisition. Pending the allocation of the net proceeds of the Notes to finance the cash portion of the consideration for the Pending Acquisitions, the net proceeds may be invested in overnight or other short-term financial instruments.

The offering is not conditioned upon the completion of either of the Pending Acquisitions, which, if completed, will occur subsequent to the closing of the offering. If one or both of the Pending Acquisitions do not close, the remaining balance of the net proceeds from the offering will be used for working capital and general corporate purposes, including to repay amounts outstanding under the Company’s revolving credit facility.

The Notes have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements thereunder. Pursuant to Rule 135C of the Securities Act, the Company is filing herewith as Exhibit 99.2 the press release dated June 20, 2017.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits:

Exhibit No.	Description

99.1	Excerpt derived from the Preliminary Confidential Offering Memorandum, dated June 20, 2017.

99.2	Press Release dated June 20, 2017, announcing the proposed offering of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNAPTICS INCORPORATED

Date: June 20, 2017	By:	/s/ John McFarland
John McFarland
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Excerpt derived from the Preliminary Confidential Offering Memorandum, dated June 20, 2017.

99.2	Press Release dated June 20, 2017, announcing the proposed offering of the Notes.